      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 27, 2001
                                                            Registration No.333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                CYBERONICS, INC.
             (Exact name of registrant as specified in its charter)

                      DELAWARE                                                       0236465
           (State or other jurisdiction of                                      (I.R.S. Employer
           incorporation or organization)                                      Identification No.)

                            16511 SPACE CENTER BLVD.,
                              CYBERONICS BUILDING,
                              HOUSTON, TEXAS 77058
                                 (281) 228-7200
          (Address of principal executive offices, including zip code)


          CYBERONICS, INC. AMENDED AND RESTATED 1996 STOCK OPTION PLAN
                            (Full title of the plan)

                               PAMELA B. WESTBROOK
                    VICE PRESIDENT & CHIEF FINANCIAL OFFICER
                            16511 SPACE CENTER BLVD.,
                              CYBERONICS BUILDING,
                              HOUSTON, TEXAS 77058
                     (Name and address of agent for service)

                                 (281) 228-7200
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                                 David P. Oelman
                             Vinson & Elkins L.L.P.
                    2300 First City Tower, 1001 Fannin Street
                              Houston, Texas 77002
                                 (713) 758-2222

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                           MAXIMUM
              TITLE OF                  AMOUNT TO BE      PROPOSED MAXIMUM    PROPOSED MAXIMUM
          SECURITIES TO BE               REGISTERED        OFFERING PRICE        AGGREGATE           AMOUNT OF
             REGISTERED                    (1)(2)          PER SHARE (3)       OFFERING PRICE    REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
   Common Stock,                        900,000 Units         $ 16.00           $ 14,400,000          $ 3,600
   $.01 par value..............
-------------------------------------------------------------------------------------------------------------------

(1) The number of shares of Common Stock registered hereby consists of 900,000 additional shares authorized to be issued under the Amended and Restated 1996 Stock Option Plan (the "Plan"). An aggregate of 850,000 shares were previously registered by the Company under a Registration Statement on Form S-8 (SEC File No. 333-40570), filed with the Securities and Exchange Commission on June 30, 2000. The number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Includes preferred share purchase rights associated with the Common Stock. No separate fee is payable in respect of the registration of such preferred share purchase rights.
(3) Estimated in part pursuant to Rule 457(h) under the Securities Act of 1933 (the "Securities Act"), and in part pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share represents a weighted average of the foregoing estimates calculated in accordance with Rule 457(c) and 457(h) under the Securities Act.

================================================================================

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as a part of this Registration Statement or as prospectuses of prospectus supplements pursuant to Rule 424. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act (the "Prospectus").

                                     PART II

                                EXPLANATORY NOTE

     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 900,000 shares of the Registrant's Common Stock, par value $0.01 per share, (the "Common Stock") to be issued pursuant to the Registrant's Amended and Restated 1996 Stock Option Plan (the "Plan").

                                     PART II

               INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed with the Securities and Exchange Commission are incorporated by reference and made a part of this prospectus.

o the description of our common stock contained in our registration statement on Form 8-A dated February 10, 1993, including any amendment to that form that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common stock;

o  our annual report on Form 10-K for the fiscal year ended June 30, 2000;

o  our annual report on Form 10-K for the fiscal year ended April 27, 2001;

o  our quarterly report on Form 10-Q for the quarter ended September 30, 2000;

o  our quarterly report on Form 10-Q for the quarter ended December 31, 2000;

o  our quarterly report on Form 10-Q for the quarter ended March 31, 2001;

o  our current report on Form 8-K, filed with the SEC on September 12, 2000;

o  our current report on Form 8-K, filed with the SEC on September 26, 2000;

o our amendment to our current report on Form 8-K, filed with the SEC on September 28, 2000; and

o  our current report on Form 8-K, filed with the SEC on March 30, 2001.

     All documents we have filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered by this prospectus have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference of this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article VIII of Cyberonics' Certificate of Incorporation, a copy of which is filed as Exhibit 4.1, provides that directors, officers, employees and agents shall be indemnified to the fullest extent permitted by the Delaware General Corporation Law ("DGCL").

     Section 145 of the DGCL authorizes, inter alia, a corporation to indemnify any person ("indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by or in the right of the corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify past or present officers and directors of such corporation or of another corporation or other enterprise at the former corporation's request, in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against the expenses (including attorney's fees) which he actually and reasonably incurred in connection therewith. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by the (i) stockholders, (ii) board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (iii) independent counsel if a quorum of disinterested directors so directs. Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 145 of the DGCL also empowers Cyberonics to purchase and maintain insurance on behalf of any person who is or was an officer or director of Cyberonics against liability asserted against or incurred by him in any such capacity, whether or not Cyberonics would have the power to indemnify such officer or director against such liability under the provisions of Section 145. Cyberonics intends to purchase and maintain a directors' and officers' liability policy for such purposes.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

         4.1 Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on February 21, 2001).

         4.2      Bylaws of the Company (incorporated by reference to Exhibit
                  3.2 to the Company's Report on Form 8-K filed with the Securities & Exchange Commission on September 12, 2000).

         4.3 Cyberonics, Inc. Amended and Restated 1996 Stock Option Plan (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 6, 2000).

         5.1*     Opinion of Vinson & Elkins L.L.P.

         23.1*    Consent of Arthur Andersen LLP.

         23.2* Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

         24.1* Powers of Attorney (included on the signature page to this registration statement).

--------------
*    Filed herewith.

                                  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable rounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 27th day of July, 2001.
                                 CYBERONICS, INC.


                                 By: /s/ PAMELA B. WESTBROOK
                                     -------------------------------------------
                                 Pamela B. Westbrook
                                 Vice President, Finance and Administration,
                                 Secretary and Chief Financial Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert P. Cummins and Pamela B. Westbrook as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 27th day of July, 2001.

                 SIGNATURE                                                     TITLE
                 ---------                                                     -----
                                                         President, Chief Executive Officer and Chairman
         /s/ ROBERT P. CUMMINS                           of the Board of Directors
--------------------------------------------             (Principal Executive Officer)
             Robert P. Cummins

        /s/ PAMELA B. WESTBROOK
--------------------------------------------
            Pamela B. Westbrook                          Vice President, Finance and Administration,
                                                         Secretary and Chief Financial Officer
                                                         (Principal Financial and Accounting Officer)

        /s/ REESE S. TERRY, JR.
--------------------------------------------
            Reese S. Terry, Jr.                          Director

      /s/ STANLEY H. APPEL, M.D.
--------------------------------------------
          Stanley H. Appel, M.D.                         Director


--------------------------------------------
                Tony Coelho                              Director


--------------------------------------------
         Thomas A. Duerden, Ph.D.                        Director

     /s/ MICHAEL J. STRAUSS, M.D.
--------------------------------------------
         Michael J. Strauss, M.D.                        Director

           /s/ ALAN J. OLSEN
--------------------------------------------
               Alan J. Olsen                             Director

          /s/ RON MATRICARIA
--------------------------------------------
              Ron Matricaria                             Director

                                INDEX TO EXHIBITS

         4.1 Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on February 21, 2001).

         4.2      Bylaws of the Company (incorporated by reference to Exhibit
                  3.2 to the Company's Report on Form 8-K filed with the Securities & Exchange Commission on September 12, 2000).

         4.3 Cyberonics, Inc. Amended and Restated 1996 Stock Option Plan (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on une 6, 2000).

         5.1*     Opinion of Vinson & Elkins L.L.P.

         23.1*    Consent of Arthur Andersen LLP.

         23.2* Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

         24.1* Powers of Attorney (included on the signature page to this registration statement).

--------------
*    Filed herewith.